UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2015

Fortune Brands Home & Security, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-35166	62-1411546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 8, 2015, Fortune Brands Home & Security, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting for themselves and as representatives of the several underwriters named therein, in connection with the offer and sale of $400 million aggregate principal amount of the Company’s 3.000% Senior Notes due 2020 (the “2020 Notes”) and $500 million aggregate principal amount of the Company’s 4.000% Senior Notes due 2025 (the “2025 Notes” and, together with the 2020 Notes, the “Notes”) in an underwritten public offering (the “Offering”). The issuance and sale of the Notes is expected to close on June 15, 2015. The Company intends to use the net proceeds from the Offering to repay indebtedness outstanding under its $975 million committed revolving credit facility.

The Underwriting Agreement contains representations, warranties and agreements of the Company, conditions to closing, indemnification and contribution rights and obligations of the parties, termination provisions and other terms and conditions in each case that are customary in agreements of this type. The Notes are being offered and sold by the Company pursuant to its automatic shelf registration statement on Form S-3ASR (Registration Statement No. 333-204598), filed with the Securities and Exchange Commission on June 1, 2015, as supplemented by the final prospectus supplement dated June 8, 2015 filed with the Securities and Exchange Commission on June 10, 2015.

The Notes will be issued pursuant to an indenture (the “Base Indenture”) and a supplemental indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each to be entered into in connection with the Notes, among the Company, Wilmington Trust, National Association, as trustee, and Citibank, N.A., as securities agent. The Indenture will contain covenants that require the Company to satisfy certain conditions in order to incur debt secured by liens, engage in sale and leaseback transactions or merge or consolidate with another entity or sell, assign, transfer, lease or otherwise convey all or substantially all of its assets to another person. The Indenture will also provide for customary events of default and other customary provisions.

The 2020 Notes will mature on June 15, 2020 and bear interest at a fixed rate of 3.000% per annum. The 2025 Notes will mature on June 15, 2025 and bear interest at a fixed rate of 4.000% per annum. Interest on the Notes will accrue from June 15, 2015 and be payable semi-annually in arrears on June 15 and December 15 of each year, commencing December 15, 2015. The Notes will constitute senior unsecured obligations of the Company and will rank equally in right of payment with all of the Company’s existing and future senior unsecured indebtedness from time to time outstanding and will rank senior in right of payment to all of the Company’s existing and future subordinated indebtedness outstanding from time to time.

Prior to May 15, 2020 in the case of the 2020 Notes, or prior to March 15, 2025 in the case of the 2025 Notes, the Company may redeem the applicable series of Notes, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes of such series then outstanding to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes of such series to be redeemed (excluding interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate (as defined in the Supplemental Indenture) plus 20 basis points, in the case of the 2020 Notes, and 30 basis points, in the case of the 2025 Notes, plus, in each case, accrued and unpaid interest on the applicable series of Notes being redeemed to, but not including, the redemption date.

(Page 2 of 6 Pages)

At its option, (i) at any time on and after May 15, 2020, the Company may redeem the 2020 Notes, in whole or in part, at a redemption price equal to 100% of the aggregate principal amount of the 2020 Notes being redeemed plus accrued and unpaid interest on the 2020 Notes being redeemed to, but not including, the redemption date and (ii) at any time on and after March 15, 2025, the Company may redeem the 2025 Notes, in whole or in part, at a redemption price equal to 100% of the aggregate principal amount of the 2025 Notes being redeemed plus accrued and unpaid interest on the 2025 Notes being redeemed to, but not including, the redemption date.

If a Change of Control Repurchase Event (as defined in the Supplemental Indenture) occurs, the Company will be required to make an offer on the terms set forth in the Supplemental Indenture to each holder of the Notes to repurchase, in cash, all or any part of that holder’s Notes at a purchase price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased, to but not including the date of repurchase, unless the Company has exercised its right to redeem the Notes.

From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. An affiliate of J.P. Morgan Securities LLC serves as administrative agent and is a lender on the Company’s revolving credit facility, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated serves as syndication agent and is a lender on the Company’s revolving credit facility, and affiliates of certain of the other underwriters are lenders under the Company’s revolving credit facility. Accordingly, affiliates of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and certain of the other underwriters which are lenders under the Company’s revolving credit facility will receive their pro rata portions of the borrowings repaid thereunder, and the amount received by such affiliates through the repayment of those borrowings may exceed 5% of the proceeds of the Offering. In the event that greater than 5% of the net proceeds from the Offering are used to repay indebtedness owed to any individual underwriter or its affiliates, the Offering will be conducted in accordance with FINRA Rule 5121.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference.

(Page 3 of 6 Pages)

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 8, 2015, between Fortune Brands Home & Security, Inc. and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters named in Schedule l thereto.

99.1	Press Release of Fortune Brands Home & Security, Inc. dated June 9, 2015.

(Page 4 of 6 Pages)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS HOME & SECURITY, INC.
(Registrant)

By:	/s/ Robert K. Biggart
Name:	Robert K. Biggart
Title:	Senior Vice President, General Counsel and
Secretary

Date: June 11, 2015

(Page 5 of 6 Pages)

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 8, 2015, between Fortune Brands Home & Security, Inc. and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters named in Schedule l thereto.

99.1	Press Release of Fortune Brands Home & Security, Inc. dated June 9, 2015.

(Page 6 of 6 Pages)